                                                                      EXHIBIT 21


                 LIST OF SUBSIDIARIES OF ROCKWELL COLLINS, INC.

Name                                                  State of Incorporation
----                                                  ----------------------
K-Systems, Inc.                                       California

Kaiser Aerospace & Electronics Corporation            Nevada
(d/b/a Kaiser Electronics)

Rockwell HUD Systems, Inc.                            Delaware
(d/b/a Flight Dynamics)

Kaiser Electro-Optics, Inc.                           California

Kaiser Optical Systems, Inc.                          Michigan

Polhemus Incorporated                                 Delaware

Kaiser Vision Systems, Inc.                           California

Kaiser Fluid Technologies, Inc.                       North Carolina

Intertrade Limited                                    Iowa

Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.